Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Amendment No.3 to Form F-1 of Going International Holding Company Limited of our report dated February 12, 2025, relating to the consolidated financial statements of Going International Holding Company Limited and Subsidiaries as of and for the years ended September 30, 2024 and 2023, which appear in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

February 12, 2025